                                                                 EXHIBIT 10.17.1

                                  VIACELL, INC.

                                                   From the desk of Marc D. Beer
October 28, 2004                                   CEO


Gamete Technology, Inc.
1130 Ten Rod road
Suite E306
North Kingston, Rhode Island
Attention:  Nicholas H. Kondon

Thomas Toth, M.D.
11 Tavern Circle
Sudbury, MA 01776

Mehmet Toner, Ph.D
Shriners Burn Hospital
51 Blossom Street
Boston, MA 02114

Dear Nick, Tom and Mehmet:

I am writing to set forth the terms under which we have agreed to terminate the Co-Development and License Agreement between ViaCell, Inc. ("ViaCell") and Gamete Technology, Inc. ("Gamete") dated as of July 15, 2003 (the "Agreement") and the Consulting Agreements between ViaCell and each of Drs. Toth and Toner (the "Consulting Agreements"). We have agreed as follows:

      1. The Agreement shall be terminated, effective as of November 7, 2004, with the effect described in Section 12.5 of the Agreement except as modified hereby.

      2. The Consulting Agreements shall each be terminated, with the effect as set forth herein, effective as of November 7, 2004.

      3. In lieu of any other payments that would otherwise be due under the Agreement or the Consulting Agreements, ViaCell shall, within fourteen (14) days of your countersignature to this letter, pay $175,000 to Gamete and $12,500 to each of Drs. Toth and Toner. This payment obligation shall survive the termination of the Agreement and the Consulting Agreements.

      4. In accordance with Section 12.5 of the Agreement, ownership of all equipment currently at the Boston IVF and identified on Exhibit A hereto (the "Equipment") will be transferred to Gamete, and gamete agrees that the Equipment constitutes all of the equipment required to be transferred to Gamete under the Agreement.

             245 First Street - Fifteenth Floor - Cambridge, MA 02142
                      Phone 617 914 3555 - Fax 617 914 3855

      5. Each of Gamete, Dr. Toth and Dr. Toner agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to each of them by ViaCell. Gamete, ViaCell, Dr. Toth and Dr. Toner, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, inventors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts, or facts that have occurred up until and including the date that this letter is fully executed, without limitation, (a) any and all claims arising out of the Agreement and the termination of the Agreement, (b) any and all claims that were alleged or that could have been alleged, if any, and that have been filed, or will be filed, with any government body or arbitration body, (c) any and all claims will be filed, with any government body or arbitration body, (c) any and all claims (whether under federal, state law or otherwise, or the common law, statutory law or other legal authority of either) for termination in violation of public policy; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and unfair business practices; and (d) any and all claims for attorneys' fees and costs. Gamete, ViaCell, Dr. Toth and Dr. Toner agree that the release set forth in this paragraph shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this letter agreement.

      6. Except as modified hereby, the terms of the Agreement shall govern all aspects of the termination of the Agreement.

      7. This letter agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. Facsimile signatures shall be deemed original.

      Please indicate your agreement with the terms of this letter by countersigning a copy of this letter and returning it to me at your earliest convenience.

                                        Very truly yours,

                                        VIACELL, INC.

                                        ------------------------------
                                        Marc Beer
                                        Chief Executive Officer

         AGREED:

         GAMETE TECHNOLOGY, INC.

         By: /s/ Nicholas H. Kondon              11/18/04
             --------------------------------------------
               Nicholas H. Kondon, Chief Executive Office
               Date:

/s/ Thomas L. Toth
-------------------
Thomas Toth, M.D.
Date:

/s/ Mehmet Toner
----------------
Mehmet Toner, Ph.D.
Date:

                                  VIACELL, INC.
       245 First Street - Fifteenth Floor - Cambridge, Massachusetts 02142
           Phone 617 914 3400 - Fax 617 577 9010 - www.viacellinc.com

APPENDIX A - EQUIPMENT LIST

       BOSTON IVF LAB INVENTORY
                 ITEM                                MANUFACTURER/VENDOR
--------------------------------------     -------------------------------------
                                           Olympus/Optical Analysis
                                           Narishige/Optical Analysis
                                           Thermo Plate/Optical Analysis
                                           Research Instruments/Zander Medical Supplies
                                           Olympus/Optical Analysis
                                           Harvard Instruments

            IMAGE ANALYSIS

HRC5005 0.5X Camera Coupler                Research Precision Instruments Company
MetaMorph Upgrade                          Research Precision Instruments Company
Z axis Controller                          Research Precision Instruments Company
Imaging Workstation                        Research Precision Instruments Company
Cool Snap Camera                           Research Precision Instruments Company
Line Conditioner                           Research Precision Instruments Company

                                           Cryologic/Biogenics*

             LAB EQUIPMENT

Co2 Icubator                               Thermo-Forma
SMZ800 Stereo Microscope                   Nikon/Micro Video Instruments
Heated stage for Stereo Microscope
Analytical Balance                         Mettler/Toledo
Ph Meter                                   Thermo Orion
Osmometer                                  Precision Systems
Desiccator Chamber
Stirring hot plate                         Isotemp/Fisher

           SUPPORT EQUIPMENT

Research Pipetter (3 total)                Eppendorf
Drummond pipetter
Hand Pump for filtration                   Nalgene
Eppendorf Easypet                          Eppendorf
Gooseneck Arm Illuminated Magnifier        Cole Parmer

*Controlled rate freezer on order

Approved by

VIACELL Inc.                               Gamete Technologies, Inc.

                                                              11/18/04
--------------------------------------     -------------------------------------

APPENDIX A - EQUIPMENT LIST

           BOSTON IVF LAB INVENTORY
                     ITEM                              MANUFACTURER/VENDOR
---------------------------------------------    -------------------------------

               WORK STATION TWO

Inverted Phase Microscope w/fluorescence         Olympus/Optical Analysis
Micromanipulator System (hanging drop handle)    Narishige/Optical Analysis
Stage Warmer: Inverted Phase Microscope          Thermo Plate/Optical Analysis
RI SASSE "mushroom" Injector                     Research Instruments/Zander Medical Supplies
Kinetic System Isolation table                   Olympus/Optical Analysis
Harvard Apparatus PLI-100 Pico Injector          Harvard Instruments

                IMAGE ANALYSIS

HRC5005 o.5X Camera Coupler                      Research Precision Instruments Company
MetaMorph Upgrade                                Research Precision Instruments Company
Z axis Controller                                Research Precision Instruments Company
Imaging Workstation                              Research Precision Instruments Company
Cool Snap Camera                                 Research Precision Instruments Company
Line Conditioner                                 Research Precision Instruments Company

                CRYO EQUIPMENT

CONTROLLED RATE FREEZER                          CRYOLOGIC/BIOGENICS*

                LAB EQUIPMENT
Co2 Incubator                                    Thermo-Forma
SMZ800 Stereo Microscope                         Nikon/Micro Video Instruments
Heated stage for Stereo Microscope
Analytical Balance                               Mettler/Toledo
Ph Meter                                         Thermo Orion
Osmometer                                        Precision Systems
Desiccator Chamber
Stirring hot plate                               Isotemp/Fisher

              SUPPORT EQUIPMENT

Research Pipettor (3 total)                      Eppendorf
Drummond pipetter (2 total)
HandPump for filtration                          Nalgene
Eppendorf Easypet                                Eppendorf
Gooseneck Arm Illuminated Magnifier              Cole Parmer

*Controlled Rte freezer on order

Approved by

VIACELL Inc.                                     Gamete Technologies Inc.


----------------------------------               -------------------------------